Exhibit 10.01

PUT AND CALL AGREEMENT

This Put and Call Agreement (this “Agreement”) is made and entered into as of September 30, 2004 (the “Effective Date”), by and among Williams Controls, Inc., a Delaware corporation (the “Company”) and American Industrial Partners Capital Fund III, L.P., a Delaware limited partnership (“AIP”).

RECITALS

WHEREAS, AIP is the holder of shares of the Company’s Series B Preferred Stock, 15% Redeemable Convertible Series (the “Series B”); and

WHEREAS, AIP has indicated that it intends to vote its shares of Series B in favor of an amendment in its entirety of the Certificate to Provide for the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series B Preferred Stock, 15% Redeemable Convertible Series (the “Series B Designation”), pursuant to which all of AIP’s shares of Series B will either be redeemed or converted to shares of the Company’s common stock, par value $0.01 (the “Common Stock”); and

WHEREAS, the Company has agreed to grant to AIP certain put rights, and AIP has agreed to grant to the Company certain call rights, with respect to Common Stock of the Company owned by AIP, on the terms and subject to the conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants set forth herein, the parties hereby agree as follows:

AGREEMENT

1.                                       Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms, when used herein, shall have the following meanings:

“Business Day” means a day, other than Saturday or Sunday, on which banks in Portland, Oregon, and New York, New York are open to the public for the transaction of their normal banking business.

 “Call Price” means $2.00 per Call Share, subject to adjustment as provided in Section 3.2.

“Call Shares” means all shares of the Company’s Common Stock held of record by AIP on the day before the date of delivery of the Call Notice, up to a maximum of the Maximum Call Shares, but shall not include any shares of the Company’s Common Stock as to which AIP has exercised the Put.

“Expiration Date” means September 30, 2007.

“Initial Exercise Date” means September 30, 2006.

“Maximum Call Shares” means 7,000,000 shares of Common Stock, subject to adjustment as provided in Section 3.2.

“Maximum Put Price” means $1.00 per share of Common Stock, subject to adjustment as provided in Section 2.4.

“Maximum Put Shares” means 7,000,000 shares of Common Stock, subject to adjustment as provided in Section 2.4.

“Organic Change” means a reorganization, consolidation, share exchange or merger of the Company, in each case which is effected in such a manner that the holders of the Company’s Common Stock are entitled to receive with respect to or in exchange for Common Stock, shares of the Company’s stock or other securities (other than shares of Common Stock), stock or other securities of other Persons, cash or assets, or a sale of substantially all assets of the Company, but shall not include a Reclassification.

“Put Price” means the lesser of (a) the Maximum Put Price, or (b) the average (rounded to the nearest 1/10,000) of the closing trading prices of the Company’s Common Stock on the stock exchange on which such stock is then listed or admitted to trading,  or if the Common Stock shall not at the time be listed or admitted to trading on any stock exchange, the average of the last bid and asked prices for the Common Stock in the OTC Bulletin Board, or, if the Common Stock is not then included in the OTC Bulletin Board, as furnished by the National Quotation Bureau, Inc. or if such firm is not at the time engaged in the business of reporting such prices, as furnished by any firm then engaged in such business or by any member of the National Association of Securities Dealers, Inc., selected by the Company, in each case for the thirty (30) trading days immediately preceding the third Business Day before the Put Notice is delivered.

“Put Shares” means all shares of Common Stock held of record by AIP on the day before the date of delivery of the Put Notice, up to a maximum of the Maximum Put Shares.

“Reclassification” means an amendment to the Certificate of Incorporation of the Company to change the classification of the Common Stock.

2.                                       Put.

2.1                                 Put Right.  Commencing on the Initial Exercise Date and ending on the Expiration Date, AIP shall have the right to require the Company to repurchase and redeem (the “Put”) the Put Shares, in whole or in part, at the Put Price.  In order to exercise the Put, AIP shall deliver to the Company not later than 5:00 p.m. Pacific time on the Expiration Date a written notice of AIP’s election to exercise (the “Put Notice”), which notice shall specify the number of Put Shares (up to the Maximum Put Shares), and wire transfer instructions for the account to which the Put Price is to be paid, together with stock certificate(s) representing the Put Shares properly endorsed for transfer.  The Put may be exercised only once.  The Put Notice shall be irrevocable.  If not exercised, the Put shall expire at 5:00 p.m. Pacific time on the Expiration Date.  The Put shall terminate upon the occurrence of an Organic Change.  Not later than thirty (30) days after timely delivery by AIP of the Put Notice and stock certificate(s) representing the Put Shares properly endorsed for transfer, the Company shall pay the Put Price to AIP by federal wire transfer of immediately available funds, and shall deliver to AIP a certificate representing any shares of Common Stock which were represented by the certificate or certificates delivered to the Company in connection with the Put but which were not subject to the Put.

2.2                                 Reissuance of Preferred Shares.  If the Company fails, for any reason other than AIP’s failure to comply in all material respects with the provisions of this Agreement (including without limitation AIP’s failure to timely exercise the Put), to pay the Put Price within thirty days after delivery by AIP of the Put Notice and stock certificate(s) properly endorsed for transfer, the Company shall promptly issue to AIP a number of shares of its Series C Preferred Stock, 15% Redeemable Non-Convertible Series (the “Series C Preferred”)  determined by dividing the aggregate Put Price for the Put Shares the Company was required but failed to purchase by $100.  Upon issuance of Series C Preferred to AIP, (a) the Put shall terminate, (b) the certificate(s) representing shares of Common Stock as to which the Put was exercised shall be cancelled, and (c) the Company shall deliver to AIP a certificate representing any shares of Common Stock which were represented by the certificate or certificates delivered to the Company in connection with the Put but which were not subject to the Put.

2.3                                 Representations of the Company.  The Company represents and warrants to AIP that the Designation, Preferences, Rights, Qualifications, Limitations or Restrictions Thereof, of the Series C Preferred Stock (the “Series C Designation”) has been duly authorized and approved by all necessary corporate action of the Company, and has been duly filed with the Delaware Secretary of State.  The Company shall reserve and keep available out of its authorized but unissued shares of preferred stock, solely for the purposes of issuance of the Series C Preferred, 70,000 shares of Series C Preferred.  All shares of Series C shall, when issued, be duly and validly issued, fully paid and nonassessable.  Subject to Section 2.2, the Company shall take all such actions as may be necessary to assure that all shares of Series C may be so issued without violation of any applicable law or governmental regulation. The Company agrees that AIP shall have the right to specific enforcement of the Company’s obligation to issue the Series C pursuant to Section 2.2 hereof, and the right of specific performance granted hereby shall not be deemed to foreclose or limit any other remedy or right of  AIP under this Agreement, at law or in equity.

2.4                                 Adjustments.

(a)                                  If the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, the Maximum Put Price in effect immediately prior to such subdivision or dividend or other distribution shall be proportionately reduced and the Maximum Put Shares shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Maximum Put Price in effect immediately prior to such combination shall be proportionately increased and the Maximum Put Shares shall be proportionately reduced.

(b)                                 In the case of any amendment to the Certificate of Incorporation to change the classification of the Common Stock, the Put shall continue to apply to the stock or securities into which the Common Stock has been reclassified.  Without limiting the foregoing, if the change in classification of the Common Stock effects an increase or decrease in the number of shares into which the Common Stock has been reclassified, the provisions of Paragraph 2.4(a) shall apply in connection with any such reclassification.  This Paragraph shall apply in the same manner to successive reclassifications.

3.                                       Call.

3.1                                 Call Rights.  The Company shall have the right to purchase and redeem (the “Call”) the Call Shares on October 31, 2007 (the “Call Date”), at the Call Price.  In order to exercise the Call, the Company shall deliver to the AIP not more than 30 nor fewer than ten days prior to the Call Date a written notice of the Company’s election to exercise (the “Call Notice”).  If the Company exercises the Call and delivers the Call Notice as required by this Section, AIP shall deliver stock certificate(s) representing the Call Shares properly endorsed for transfer within ten (10) days prior to the Call Date, and the Company shall, on the Call Date, (i) pay the Call Price to AIP by federal wire transfer of immediately available funds, and (ii) deliver to AIP a certificate representing any shares of Common Stock which were represented by the certificate or certificates delivered to the Company in connection with the Call but which were not subject to the Call.  The Call shall terminate upon the earlier of (a) exercise of the Put, and (b) the occurrence of an Organic Change.

3.2                                 Adjustments.

(a)                                  If the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, or declare a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, the Call Price in effect immediately prior to such subdivision or dividend or other distribution shall be proportionately reduced and the Maximum Call Shares shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Call Price in effect immediately prior to such combination shall be proportionately increased and the Maximum Call Shares shall be proportionately reduced.

(b)                                 In the case of any amendment to the Certificate of Incorporation to change the classification of the Common Stock, the Call shall continue to apply to the stock or securities into which the Common Stock has been reclassified.  Without limiting the foregoing, if the change in classification of the Common Stock effects an increase or decrease in the number of shares into which the Common Stock has been reclassified, the provisions of Paragraph 3.2(a) shall apply in connection with any such reclassification.  This Paragraph shall apply in the same manner to successive reclassifications.

4.                                       Miscellaneous Provisions.

4.1                                 Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given or delivered if personally delivered, deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, or deposited with Federal Express or other nationally recognized overnight delivery service, charges prepaid, as follows:

If to the Company:	Williams Controls, Inc.
14100 SW 72nd
Portland, Oregon 97224
Attention: Chief Financial Officer

If to AIP:

c/o American Industrial Partners
551 Fifth Avenue, Suite 3800
New York, NY 10176
	Telecopy:	212-986-5099
	Telephone:	212-983-1399
	Attention:	Kirk Ferguson

with a copy to:

McGuireWoods LLP
1750 Tysons Boulevard; Suite 1800
McLean, VA 22102-4215
	Telecopy:	703-712-5050
	Telephone:	703-712-5061
	Attention:	Robert G. Marks

Any party hereto may by notice so given change its address for future notices hereunder.  Notice shall be deemed conclusively given (a) when personally delivered, (b) three (3) Business Days after deposit in the mail, or (c) one (1) Business Day after deposit with an overnight delivery service, in each case in the manner set forth above.

4.2                                 Entire Agreement.  This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

4.3                                 Governing Law.  This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware.

4.4                                 Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

4.5                                 Third Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

4.6                                 Successors and Assigns.  AIP may assign its rights and obligations under this Agreement to any Person that holds, immediately prior to such assignment, at least

6,000,000 shares of Common Stock of the Company; provided, however, that upon any such assignment, Section 2.2 and Section 2.3 hereof shall terminate, and further provided that AIP may not assign the Put separately from the Call.  AIP may assign its rights and obligations under this Agreement to any Person that controls, is controlled by or is under common control with AIP; provided that AIP may not assign the Put separately from the Call.  Except as set forth above, no party may assign this Agreement or its rights or obligations hereunder, voluntarily, involuntarily or by operation of law, without the prior written consent of the other party.  Nothing herein shall be construed to require AIP’s consent (except in its capacity as a holder of Common Stock) to an Organic Change by the Company.  Subject to the foregoing, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties hereto.  This Agreement may not be amended except in a writing signed by the parties.

4.7                                 Captions.  The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

4.8                                 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.9                                 Costs and Attorneys’ Fees.  In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

4.10                           Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance of the other party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

WILLIAMS CONTROLS, INC.

By:
Dennis Bunday, Chief Financial Officer and Secretary

AMERICAN INDUSTRIAL PARTNERS CAPITAL FUND III, LP

By:	American Industrial Partners III, L.P.
Its:	General Partner

By:	American Industrial Partners III Corporation
Its:	General Partner

By:
Name: Kirk R. Ferguson
Title: Authorized Person

By:
Name: Nathan L. Belden
Title: Authorized Person